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                                                                EXHIBIT 23.1




INDEPENDENT AUDITOR'S CONSENT



We consent to the incorporation by reference in this Registration Statement of IDEX Corporation on Form S-8 of our reports dated January 16, 1996, appearing in and incorporated by reference in the Annual Report on Form 10-K of IDEX Corporation for the year ended December 31, 1995.



/s/ Deloitte & Touche, LLP
DELOITTE & TOUCHE, LLP
Chicago, Illinois
December 19, 1996